Exhibit 10.21

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into as of November 12, 2010, by and between RPX Corporation, a Delaware corporation (the “Company”), and Steve Waterhouse (the “Stockholder”).

R E C I T A L S

WHEREAS, Stockholder is the holder of 500,000 shares of Common Stock of the Company (the “Common Stock”), which he purchased from the Company pursuant to a Stock Purchase Agreement dated as of August 10, 2008 (the “Stock Purchase Agreement”); and

WHEREAS, Stockholder desires to sell, and the Company desires to repurchase, 25,707 fully-vested shares of Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

A G R E E M E N T

SECTION 1. REPURCHASE.

1.1 Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from Stockholder, and Stockholder hereby agrees to sell, assign and transfer to the Company, all of Stockholder’s right, title and interest in and to the Shares at the per share price of $7.78, for total repurchase price of $200,000.46 (the “Repurchase Amount”). Upon the execution of this Agreement, Stockholder shall execute an Assignment Separate from Certificate, in the form attached hereto as Exhibit A, and at the Closing shall deliver to the Company the Assignment Separate from Certificate and a stock certificate representing the Shares. Upon consummation of this Agreement, the Company shall cancel such stock certificate number and shall issue a new stock certificate to the Stockholder in an amount of shares of Common Stock representing the balance of Stockholder’s unpurchased shares pursuant to such cancelled stock certificate. The Repurchase Amount shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by Stockholder.

1.2 Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California, on the date hereof, or at such other time and place as the parties hereto shall mutually agree.

1.3 Termination of Rights as Stockholder. Upon payment of the Repurchase Amount, the Shares shall cease to be outstanding for any and all purposes, and Stockholder shall no longer have any rights as a holder of the Shares, including any rights that he may have had under the Company’s Amended and Restated Certificate of Incorporation or otherwise.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, Stockholder represents and warrants to the Company as follows:

2.1 Ownership of Shares. Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2 Authorization. Stockholder has all necessary power and authority to execute, deliver and perform his obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of Stockholder.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by Stockholder of, or constitute a default by Stockholder under, any agreement, instrument, decree, judgment or order to which Stockholder is a party or by which Stockholder may be bound.

2.4 Acknowledgements. Stockholder believes that he has received all the information he considers necessary or appropriate for deciding whether to sell the Shares to the Company pursuant to this Agreement. Stockholder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.

2.5 Tax Advisors. Stockholder has reviewed with his own tax advisors the U.S. federal, state, local and foreign tax consequences of the transaction contemplated by the Agreement. With respect to such matters, Stockholder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Stockholder understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by the Agreement.

SECTION 3. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to agreements among California residents made and to be performed entirely within the State of California.

SECTION 5. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 6. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Stockholder and the Company.

SECTION 7. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 8. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 9. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10. NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

SECTION 11. COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

RPX CORPORATION

By:	John A. Amster

Name:	John A. Amster
Title:	Chief Executive Officer

STOCKHOLDER:

/s/ Steve Waterhouse
STEVE WATERHOUSE

SIGNATURE PAGE TO RPX CORPORATION

STOCK REPURCHASE AGREEMENT

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Stockholder hereby sells, assigns and transfers unto RPX Corporation (the “Company”) 25,707 shares of the Common Stock of the Company standing in his name on the books of the Company and represented by Certificate Number CS-4 herewith and does hereby irrevocably constitute and appoint Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, his attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated:     11/12/    , 2010

STOCKHOLDER:

/s/ Steve Waterhouse
STEVE WATERHOUSE

This Assignment Separate from Certificate was executed pursuant to the terms of that certain Stock Repurchase Agreement by and between the Company and the Stockholder, dated     11/12/    , 2010.